UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2007 (April 26, 2007)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers

(e) On April 26, 2007, the Board of Directors, upon recommendation of the Compensation & Benefits Committee, approved the payment of discretionary bonuses, consisting of a combination of cash and restricted stock, to certain of the Company’s named executive officers as set forth in Exhibit 10.1 hereto. Although the Board of Directors did not award annual bonuses to the named executive officers in February 2007 because the Company did not meet its minimum net income threshold under the 2006 Annual Incentive Plan, the Board determined to award the discretionary bonuses in recognition of the extraordinary effort, commitment and leadership of these named executive officers in successfully completing in less than six months the conversion of the business acquired from McKesson Medical-Surgical Inc. on September 30, 2006.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

On April 27, 2007, the Board of Directors amended the bylaws of the Company to reduce the number of directors constituting the Board of Directors from 12 to 11 following the annual meeting of shareholders at which one of the Company’s directors retired from the Board after reaching our mandatory retirement age. The Amended and Restated Bylaws of the Company are included as Exhibit 3.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Amended and Restated Bylaws of the Company

10.1	Discretionary Bonuses to Named Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: May 2, 2007	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Company

10.1	Discretionary Bonuses to Named Executive Officers